EXHIBIT I



                                JOINT FILING AGREEMENT
                                ----------------------




         Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


         Dated:  November 12, 2007

         AXA Financial, Inc.



         BY: /s/ Alvin H. Fenichel
            -----------------------------------------
            Alvin H. Fenichel
            Senior Vice President and Controller



         AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and AXA

         Signed on behalf of each of the above entities



         BY: /s/ Alvin H. Fenichel
            -----------------------------------------
            Alvin H. Fenichel
            Attorney-in-Fact
            (Executed pursuant to Powers of Attorney)